As filed with the Securities and Exchange Commission on December 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MSG NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0624498
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Eleven Pennsylvania Plaza

New York, New York 10001

(Address of principal executive offices, including zip code)

2010 Stock Plan for Non-Employee Directors, as amended

(Full title of each plan)

Lawrence J. Burian

Executive Vice President, General Counsel and Secretary

Eleven Pennsylvania Plaza

New York, New York 10001

(Name and address of agent for service)

(212) 465-6400

(Telephone number, including area code, of agent for service)

With a copy to:

John Mead, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
MSG Networks Inc. Class A Common Stock, par value $.01 per share	278,991(2)	$20.00(1)	$5,579,820(1)	$561.89(1)

(1)	Estimated on the basis of $20.00 per share, the average of the high and low sales prices of MSG Networks Inc. Class A Common Stock as reported on the New York Stock Exchange on December 7, 2015 pursuant to Rule 457(c) and (h) of the Securities Act of 1933.
(2)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by MSG Networks Inc. (the “Registrant”), to register an additional 278,991 shares of the Registrant’s Class A Common Stock, issuable under the MSG Networks Inc. 2010 Stock Plan for Non-Employee Directors, as amended (the “Plan”). The Board of Directors of the Registrant approved the Plan on October 14, 2015, subject to the approval of the stockholders of the Registrant at the annual meeting of stockholders held on December 11, 2015. On December 11, 2015, the Plan was approved by the Registrant’s stockholders at the annual meeting.

In accordance with General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 registering 300,000 shares of Common Stock issuable under the Plan and previously filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2010 (File No. 333-164597) are hereby incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth therein or herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2015 filed with the SEC on August 20, 2015;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on November 5, 2015;

(c)	The Registrant’s Current Reports on Form 8-K filed with SEC on September 10, 2015, September 14, 2015, September 28, 2015, October 6, 2015 and November 5, 2015;

(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 10-12B (File No. 001-34434) filed on January 14, 2010, as amended, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 11th day of December, 2015.

MSG NETWORKS INC.

By:	/s/ Lawrence J. Burian
Name:	Lawrence J. Burian
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Andrea Greenberg and Lawrence J. Burian to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Andrea Greenberg and Lawrence J. Burian as Attorney-in-Fact to execute his or her name and on his or her behalf to file any such Amendments to this Registration Statement.

Signature	Title	Date

/s/ James L. Dolan James L. Dolan	Executive Chairman and Director	December 11, 2015

/s/ Andrea Greenberg Andrea Greenberg	President and Chief Executive Officer	December 11, 2015

/s/ Bret Richter Bret Richter	Executive Vice President and Chief Financial Officer	December 11, 2015

/s/ Dawn Darino-Gorski Dawn Darino-Gorski	Senior Vice President, Controller and Principal Accounting Officer	December 11, 2015

/s/ Charles F. Dolan Charles F. Dolan	Director	December 11, 2015

/s/ William J. Bell William J. Bell	Director	December 11, 2015

/s/ Eugene F. DeMark Eugene F. DeMark	Director	December 11, 2015

/s/ Paul J. Dolan Paul J. Dolan	Director	December 11, 2015

/s/ Quentin F. Dolan Quentin F. Dolan	Director	December 11, 2015

/s/ Thomas C. Dolan Thomas C. Dolan	Director	December 11, 2015

/s/ Wilt Hildenbrand Wilt Hildenbrand	Director	December 11, 2015

/s/ Joel M. Litvin Joel M. Litvin	Director	December 11, 2015

/s/ Hank J. Ratner Hank J. Ratner	Director	December 11, 2015

/s/ Brian G. Sweeney Brian G. Sweeney	Director	December 11, 2015

/s/ John L. Sykes John L. Sykes	Director	December 11, 2015

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Registrant’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K filed on February 10, 2010)

4.2	Amendment to Registrant’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on October 6, 2015)

4.3	Registrant’s Amended By-Laws (incorporated herein by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed on October 6, 2015)

4.4	MSG Networks Inc. 2010 Stock Plan for Non-Employee Directors, as amended (incorporated herein by reference to Annex C to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on October 28, 2015)

5	Opinion of Lawrence J. Burian

23.1	Consent of KPMG LLP

23.2	Consent of Lawrence J. Burian (contained in the Opinion filed as Exhibit 5)

24	Power of Attorney (set forth on the signature page)